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                                                                   EXHIBIT 3.144

                           ARTICLES OF INCORPORATION

                                       OF

                          PARSONS DEVELOPMENT COMPANY

     The undersigned, acting as Incorporator of a corporation under the Florida General Corporation Act, adopts the following Articles of Incorporation for such corporation:

                                   ARTICLE I

                                NAME AND ADDRESS

     The name of this corporation is PARSONS DEVELOPMENT COMPANY. The principal address of the corporation shall be located at 723 May Day Drive, Apopka, Florida 32712.

                                   ARTICLE II

                                    DURATION

     The period of its duration is perpetual.

                                  ARTICLE III

                                    PURPOSE

     The purpose is to engage in any activities or business permitted under the laws of the United States and Florida.

                                   ARTICLE IV

                                 CAPITAL STOCK

     The corporation is authorized to issue 1,000 shares, all of one class, with a $1.00 par value.



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                                   ARTICLE V

                      INITIAL REGISTERED OFFICE AND AGENT

          The name and address of the registered agent and office of this corporation is as follows:

                              Todd M. Hoepker, Esquire
                              390 North Orange Avenue
                              Suite 1800
                              Post Office Box 3311
                              Orlando, Florida  32802-3311


                                   ARTICLE VI

                           INITIAL BOARD OF DIRECTORS


          This corporation shall have one (1) director initially. The number of directors may be either increased or decreased from time to time by an amendment of the bylaws of the corporation in the manner provided by law, but shall never be less than one (1).

          The names and addresses of the initial director of this corporation are:

                              Darryl Parsons
                              723 May Day Drive
                              Apopka, Florida  32712


                                  ARTICLE VII

                                  INCORPORATOR

          The name and address of the Incorporator signing these Articles of Incorporation is:

                              Todd M. Hoepker, Esquire
                              390 North Orange Avenue
                              Suite 1800
                              Post Office Box 3311
                              Orlando, Florida 32802-3311



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                                  ARTICLE VIII

                             NON-RESIDENT DIRECTORS

          Directors need not be residents of the State of Florida.


                                   ARTICLE IX

                    DIRECTORS' AUTHORITY TO FIX COMPENSATION

          Directors shall have authority to fix the compensation of the officers of this corporation.


                                   ARTICLE X

                             AMENDMENT OF ARTICLES

          This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto. The power to adopt, amend or repeal the Articles of Incorporation of this corporation shall be vested in the shareholders by a majority vote.

                                   ARTICLE XI

                                INDEMNIFICATION

          The corporation may be empowered to indemnify any officer or director, or any former officer or director in the manner set out and provided for in the bylaws of this corporation.

                                  ARTICLE XII

                         SHAREHOLDERS QUORUM AND VOTING

          A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.


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                                  ARTICLE XIII

                              REMOVAL OF DIRECTORS

     At a meeting of shareholders called expressly for that purpose, any one director, or the entire board of directors, may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

                                  ARTICLE XIV

                                INFORMAL ACTION

     If all the shareholders and directors severally or collectively consent in writing to any action taken or to be taken by the corporation, and the writings evidencing their consent are filed with the secretary of the corporation, the action shall be as valid as though it had been authorized at a meeting of the shareholders or the directors.

                                   ARTICLE XV

                               PREEMPTIVE RIGHTS

     Each shareholder of any class of stock of this corporation shall be entitled to full preemptive rights to purchase any unissued or treasury shares of the corporation and any securities of the corporation convertible into or carrying a right to subscribe to or acquire any unissued or treasury shares; provided, however, each shareholder shall have preemptive rights only in the portion of shares being issued or sold equal to the proportion that the number of shares then held by the shareholder bears to the total number of shares of same class then outstanding.

                                  ARTICLE XVI

                       RESTRICTIONS ON TRANSFER OF STOCK

     Restrictions on the sale or transfer of the stock of this corporation may be set forth in a buy-sell agreement.


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     IN WITNESS WHEREOF, the undersigned has executed these Articles of
Incorporation, this 6th day of February, 1998.


                                        /s/ TODD M. HOEPKER
                                   ----------------------------------
                                   TODD M. HOEPKER, ESQUIRE
                                   Incorporator


                         STATEMENT OF REGISTERED AGENT

     I hereby accept the appointment as registered agent, I am familiar with, and accept the obligations of, Section 607.0505, Florida Statutes.


                                        /s/ TODD M. HOEPKER
                                   ----------------------------------
                                   TODD M. HOEPKER, ESQUIRE
                                   Registered Agent



STATE OF FLORIDA    )
COUNTY OF ORANGE    )

          BEFORE ME, the undersigned authority, personally appeared the following individual, TODD M. HOEPKER, ESQUIRE, to me known to be the person who executed the foregoing Articles of Incorporation, as Incorporator and Registered Agent, and he acknowledged to and before me that he executed such instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6th day of February, 1998.



                                        /s/ CESERY L. BULLARD
    [NOTARY SEAL]                  ----------------------------------
                                   Cesery L. Bullard
                                   NOTARY PUBLIC
                                   My Commission Expires:  02/18/01



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